OPTION AGREEMENT

THIS OPTION AGREEMENT entered into this 25th day of July, 1994, by and between:

IMPERIAL PROPERTIES, an Arizona
general partnership                               Hereinafter referred to
4455 East Camelback, Suite 136C                   as "Optionor"
Phoenix, Arizona 85018
Facsimile (602) 952-1791
                                        and
ILX INCORPORATED, an Arizona
corporation,                                      Hereinafter referred to
2777 East Camelback Road                          as "Optionee"
Phoenix, Arizona 85016
Facsimile (602) 957-2780

In consideration of the payment of the sum of Ten Thousand Dollars ($10,000.00) (the "Initial Option Money") by the Optionee to the Optionor, by check payable to the order of the Optionor, the receipt whereof acknowledges, and also in consideration of the promises, covenants and conditions hereinafter contained, the parties agree as follows:

1. Grant of Option. The Optionor hereby irrevocably grants to the Optionee the option (the "Option") to acquire, subject to the terms and conditions hereinafter set forth, all of Optionor's right, title and interest in certain unimproved real property containing, approximately 15.37 acres located in Sedona, Coconino County, Arizona, together with all appurtenances thereto and all of Optionor's water rights therein, if any, which property is described in Exhibit A hereto (the "Property").

2. Term and Extended Term of Option. This Option shall continue in effect until 5:00 P.M. Mountain Standard Time (MST) on October 1, 1994 and may be exercised in accordance with its terms at any time on or before its expiration; provided, however, that this Option shall automatically expire (without any notice from the Optionor to the Optionee) at 5:00 P.M. (MST) on October 1, 1994, unless extended as provided herein.

3. Rights to Extend Option. Optionee shall have the right to extend the term of the Option until 5:00 P.M. MST for nine additional periods of one calendar month each (the last such period ending July 1, 1995 at 5:00 P.M. MST) by paying to the Title Company (as defined in paragraph 7 herein) by certified check or wired funds before the expiration of the Option (in addition to the Initial Option money paid on the execution of this Option) the sum of Ten Thousand Dollars ($10,000.00) for each such extension through the extension which terminated at 5:00 P.M. MST on March 1, 1995 and Fifty Thousand Dollars ($50,000.00) for each such extension thereafter, (the "Option Extension Money"). All Option Extension Money, upon receipt by Title Company, shall be promptly paid to Optionor. This Option shall automatically terminate (without any notice from the Optionor to the Optionee) if the Optionee does not, prior to the expiration of

                               EXHIBIT "A" & "B"

    the Option pay to the Title Company by certified check or wired funds the amount of the Purchase Price (as defined in Section 8 hereof) minus the amount of the Initial Option Money and the Option Extension Money, if any ("Closing Money").

4. Exercise of Option. Optionee may exercise the Option herein only by paying the Closing Money to the Title Company as provided herein prior to expiration of the Option or any extensions thereof.

5. Failure to Exercise Option. If prior to the expiration of this Option or any extension thereof, the Optionee does not pay to the Title Company the Closing Money described in paragraph 3, the Optionor shall retain absolutely all of the Initial Option Money and Option Extension Money, if any, paid as consideration for the granting of or the extension of this Option. If the Optionee pays the Option Extension Money and the Closing Money in accordance with paragraphs 3 and 4, then Optionee shall be deemed to have fully exercised this Option and the Initial Option Money and the Option Extension Money, if any, shall be applied to the payment of the Purchase Price.

6. Sale Upon Exercise of Option. If the Option is exercised (in accordance with its terms) the, Optionor shall sell and convey the Property to the Optionee, and the Optionee shall acquire the Property through purchase from the Optionor, subject to the terms and conditions contained in this Agreement.

7. Conditions of Sale. The conveyance of the Property under this Option shall be subject to the following:

    a. Present and future laws, ordinances, regulations restrictions, or orders of any federal, state, county or municipal government or of any public authority, including, without limitation, zoning and any other restrictions imposed by governmental authority.

    b. Facts that would be disclosed by an accurate survey or inspection of the Property.

    c. Those exceptions (the "Permitted Exceptions") as shown on that certain Title Insurance Report No. 106078 attached hereto as Exhibit B and issued effective June 15, 1994 (the "Commitment") issued by First American Title Insurance Company (the "Title Company"), which Optionee acknowledges approving by execution of this Option Agreement, and the Updated Commitment as defined in paragraph 9, hereof.

    d. Taxes and assessments imposed or assessed on the Property or accruing after Closing (as defined).

8. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be the amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) The Purchase Price shall be payable by the Optionee on the closing of this transaction (the "Closing") as follows:

    a. The Initial Option Money in the amount of Ten Thousand Dollars ($10,000.00) shall be deemed credited to the benefit of the Optionee as part payment on account of the Purchase Price.

    b. The total Option Extension Money, if any, paid by Optionee to Title Company shall be deemed credited to the benefit of the Optionee as payment on account of the Purchase Price.

    c. The balance of the Purchase Price shall be paid to Title Company in cash, certified check or wired funds at exercise of the Option as provided and payable to Optionor at Closing

9. Title. Within thirty (30) days after delivery of the Survey (as defined in paragraph 14 hereof) to Optionor, Optionor shall cause the Commitment to be updated to reflect any changes ("Survey Exceptions") by reason of said survey (the "Updated Commitment"). Optionee shall then have thirty (30) days from the receipt thereof to examine the Updated Commitment. In the event Optionee fails to disapprove the Survey Exceptions in writing within said thirty (30) day period, the Updated Commitment shall be deemed approved. In the event Optionee disapproves any of the Survey Exceptions in writing and Optionor does not cause such Survey Exceptions to be removed from the Updated Commitment within thirty (30) days thereafter, Optionee may elect to either (i) waive the Survey Exceptions and purchase the Property subject to the Survey Exceptions; or (ii) elect to terminate this Option Agreement. In the event that Optionee elects to terminate this Option Agreement, this Option Agreement shall have no further force or effect.

10. Optionee's Right to Conduct Studies. Prior to the expiration of the Option, the Optionee shall have the right to conduct feasibility studies on the Property, such as engineering, surveying, zoning, financial, utility and any further studies deemed necessary by the Optionee. All such tests and activities shall be at the sole expense of the Optionee. Optionee shall leave the Property in the same condition as it presently exists and will repair or restore any damage caused thereby. Optionee will further indemnify and save Optionor harmless from all damage, losses, claims, liens, liabilities and expenses arising out of the entry of Optionee upon the Property or the activities undertaken or performed by or on behalf of the Optionee on the Property, together with reasonable attorneys fees, court costs and other expenses incurred in connection with such damage or claims. Optionee's obligations contained in this paragraph shall survive the termination of this Agreement.

11. Escrow. Upon execution of this Option Agreement, the parties shall open an escrow withthe Title Company as escrow agent to effectuate the transactions contemplated hereby. The obligations relating to the Option (with the exception of the payment of the Initial Option Money) and the Closing of the purchase and sale of the Property shall be effected through the escrow. The cost of customary escrow and closing fees shall be borne equally by Optionee and Optionor. This Option Agreement shall not be merged into the escrow instructions, but the latter shall be deemed ancillary to this Option Agreement and the provisions of this Option Agreement shall be controlling.

12. Closing and Obligations at Closing. Subject to the automatic expiration of this Option Agreement by the Optionee by failing to pay any of the Option Extension Money due hereunder, the Closing shall take place at the office of the Title Company, or at such other place as is mutually agreed to by the parties within five business days after the Optionee's exercise of the Option (the "Closing Date"). On the Closing Date, the obligations of the Optionee and Optionor shall be as follows:

    a. Optionee shall have caused the balance of the Purchase Price and its portion of the closing costs to be paid into escrow subject to the prorations as herein specified.

    b. Optionor shall execute and deliver to Optionee through Escrow a Special Warranty Deed, in form attached hereto as Exhibit C, delivering title to the Property to Optionee subject only to those matters set forth in paragraph 7, hereof.

    c.  Real  estate  taxes  shall be  prorated  (based  upon  the most  current
        ascertainable   tax  bill  and  in  accordance  with  local  custom  for
        commercial transactions) as of the Closing Date.

    d. Optionor shall pay for a standard owner's title insurance policy in the amount of the Purchase Price. Optionee shall pay for any additional title insurance coverage or endorsements.

    e. All other expenses of the Property, including but not limited to, public utility charges and rents, if any, shall be prorated as of the Closing Date.

    In the event Optionor complies with all requirements of this paragraph, the Title Company shall without further notice, record the pertinent closing documents at which time title and possession shall pass to Optionee.

13. Optionor's   Representations.    Optionor   hereby   makes   the   following
    representations:

    a. Optionor is duly organized and validly existing under the laws of the State of Arizona and Optionor has full authority to enter into and perform this Option Agreement, and the person or persons signing this Option Agreement and any documents executed pursuant hereto on Optionor's behalf have full power and authority to bind Optionor.

    b. Optionor represents that there are no liens or encumbrances against the Property other than those matters set forth in paragraph 7 above, and to the best of Optionor's knowledge, there are no persons who claim rights in the Property as licensees or lessees except the City of Sedona as a lessee of a portion of the Property for parking, which lease may be terminated on sixty (60) days' notice.

    c. Except for the warranties as to the title as specifically set forth herein, Optionee agrees that the Property shall be purchased in an "AS IS" condition, with no representation or warranty of any type or nature being made by Optionor. Optionee acknowledges and agrees that it is purchasing the Property solely upon the basis of its investigation described above and not on the basis of any representation, express or implied, written or oral, made by Optionor or its agents, or employees. Without limiting the generality of the foregoing, Optionor makes no warranty as to the sufficiency of the Property for Optionee's purposes, the environmental status of the Property, the square footage or acreage contained within the Property, the accuracy of information contained in documents delivered to Optionee which have been prepared by third parties, the sufficiency or completeness of any plans for the Property, or the approval of any governmental agency of any plans, plats, zoning, or other development matters relating to the Property.

14. Survey. By execution hereof, Optionee acknowledges receipt of a survey of the Property dated September 30, 1988 prepared by Landmark Engineering & Survey, Inc. Within ninety (90) days after execution hereof, Optionee, at its cost, shall either cause that survey to be updated or shall cause a boundary and topographical survey of the Property to be prepared, either of which shall bear a current date and shall include the legal description of the Property and such matters as may be required by the Title Company to issue an extended coverage owner's title insurance policy insuring title to the Property (the "Survey"). The legal description of the Property in the Survey, if different than Exhibit A, and if approved in writing by both parties, shall become the legal description for all purposes of this Option Agreement and shall replace the legal description in Exhibit A.

15. Default.

    a. In the event Optionor fails or refuses to comply with the terms of this Option Agreement, for any reason other than Optionee's failure to perform its obligations as provided herein or its failure to make payments required hereunder, Optionee shall only be entitled to enforce this Option Agreement by specific performance.

    b. In the event Optionee does not make the payments required herein or does not perform as described herein at Closing, then all monies paid by Optionee including the Initial Option Money and the Option Extension Money shall remain the property of the Optionor as and for the consideration of this Option Agreement.

    c. Any notices required under this Option Agreement shall be sent by facsimile, private carrier, personally delivered or certified mail, postage prepaid, return receipt requested, addressed to the parties at their addresses set forth herein with a copy to the Title Company. Notices shall be deemed to be effective when received or delivered or on the second business day after mailing.

16. Other Acts. Optionee and Optionor each hereby agree to perform such other acts, and to execute, acknowledge, and/or deliver such other instruments, documents, and materials (including escrow instructions) as may be necessary to effect consummation of the transaction contemplated hereby.

17. Attorneys Fees. In the event either party is required to file an action in order to enforce the terms of this Option Agreement or for a declaration of rights hereunder, the prevailing party, as determined by the court in such action, in addition to whatever other remedies it may be entitled, shall be entitled to recover all of its court costs and attorneys fees as a result thereof from the losing party.

18. Amendments. All amendments and/or supplements to this Option Agreement must be in writing and executed by each party, however, such documents may be executed in counterparts which shall be deemed to constitute one document.

19. Entire Agreement. This written Agreement is the entire agreement between the parties relating to the subject matter hereof, and any representations, warranties, promises, or conditions not incorporated herein shall not be binding upon either party. This Agreement supersedes all preexisting agreements between the parties and there are no other promises or agreements, written or oral; and no agent of either party had or has authority to make representations or other agreements which add to, delete from, alter, modify or vary the covenants, terms or conditions of this Agreement; and there have not been and are no other representations, covenants, promises or agreements which have induced either of the parties to enter into this Agreement.

20. Documents. All documents necessary to close this transaction shall be executed by both parties prior to Closing and delivered to the Title Company as escrow agent with instructions to hold such documents pending the actual close of escrow.

21. Recording. The parties agree that a notice of the existence of this Option Agreement in the form attached hereto as Exhibit D shall be executed and by the parties and acknowledged at the time of the execution of this Option Agreement. That notice shall be deposited with the Title Company as escrow Agent along with one originally executed original of this Agreement and the notice shall be recorded by the Title Company within ten (10) days after execution of this Option Agreement. At the time of the execution of this Option Agreement, a notice of termination of this Option in the form attached hereto as Exhibit E shall also be executed by both parties and acknowledged and shall be deposited with the Title Company as escrow agent upon execution of this Option Agreement. Upon expiration or termination of the Optionor or Optionee's failure to exercise the Option as herein provided, the Title Company as escrow agent is directed by Optionor and Optionee to record the Notice of Termination of Option.

22. Time of Essence. Time is of the essence in this Agreement. Notwithstanding any provision herein to the contrary (including the times and dates set forth in paragraphs 2 and 3 hereof) if a date specified herein for performance falls on a Saturday or Sunday or date on which the Title Company's office is closed, then the date for compliance shall be extended through the next date when such office is open.

23. Commissions.   Each  party  represents  to  the  other  that  there  are  no commissions owing to any real estate broker as a result of each party's respective actions relating to the purchase of the Property pursuant to this Option Agreement except that the Optionor has agreed and shall be responsible to pay a commission to John D. Miller Real Estate Investments. If such a commission is claimed b any third party against either the Optionor or the Optionee the parties whose action cause the claim shall pay or defend itself without claim against the other party to this Agreement and shall indemnify such other party against any costs, losses or damages incurred by such party because of any such claim.

24. Optionee's Owners Are Licensed Real Estate Brokers/Agents. All parties to this Agreement hereby acknowledge that certain officers and directors of Optionee and G.M. Sollenberger, a partner of the Optionor, are licensed real estate brokers or agents in the State of Arizona.

25. Reporting of Property Investigation. Optionee agrees to provide Optionor copies of all reports, studies and plans relating to the Property which are prepared by independent third parties and obtained by Optionee. All reports, studies and plans shall be retained in strict confidence by Optionor unless the Option is terminated or expires or unless the Optionee fails to exercise its Option in which event all original copies thereof shall be delivered to Optionor and shall become the Optionor's property.

26. Successors. This Option Agreement shall be binding on the heirs, successors, assigns and personal representatives of the parties hereto.

IN WITNESS WHEREOF the parties execute this Option Agreement as of the date first above written.

                                     IMPERIAL PROPERTIES, an Arizona
                                     general partnership

                                     By    G.M. SOLLENBERGER
                                        -----------------------------
                                           G.M. Sollenberger, Partner

                                     By    R. ELDON SECHLER
                                        -----------------------------
                                           R. Eldon Sechler, Partner

                                     ILX INCORPOPATED, an Arizona
                                     corporation

                                     By   JOSEPH P. MARTORI, CHAIRMAN
                                        -----------------------------



ACCEPTED FOR ESCROW

This Option Agreement shall constitute Escrow Agent's Escrow Instruction.

Escrow Agent is hereby released of any and all liabilities, claims, demands, charges or costs whatsoever kind or nature in connection with the disbursement(s) of the option extension money prior to close of Escrow and the Optionor and Optionee understand that Escrow Agent has no responsibility and/or liability whatsoever relative to the return of said funds should this Escrow fail to consummation for any reason, including but not limited to:

1. Non-compliance by Optionor or Optionee with any of the terms, provisions and/or conditions of this Option Agreement.

2. Any intervening matters of record subsequent to the date of the title commitment that adversely affects the Optionor's ability to comply with the terms and conditions of this Option Agreement.

3 . Escrow Agent or Title Insurer's unwillingness or inability for whatsoever reason to close this escrow.

FIRST AMERICAN TITLE INSURANCE AGENCY OF
YAVAPAI, INC.

BY   RAYMOND B. MARTIN
   -----------------------------